                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [_]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[x]  Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission only (as permitted by Rule
                                         14a-6(e)(2))
[ ] Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 MILACRON, INC.
                (Name of Registrant as Specified in its Charter)

                         GEIER FAMILY SHAREHOLDER GROUP
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_]  Fee paid previously with preliminary material.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:
  (2)  Form, Schedule or Registration Statement No.:
  (3)  Filing Party:
  (4)  Date Filed:

                       THE GEIER FAMILY SHAREHOLDER GROUP
                                CINCINNATI, OHIO

                                                                  April __, 2003

Dear Fellow Milacron Shareholder:

     The Geier Family Shareholder Group represents one of the largest shareholders of Milacron, Inc. in terms of collective voting representation. Each member of the Geier Family Shareholder Group is a descendent or related by marriage to the late Fred A. Geier, one of the founders of Milacron, and the late James A. D. Geier, a former director and chief executive officer of Milacron. As described in the accompanying proxy materials, the Geier Family Shareholder Group seeks to elect one nominee to the Milacron board of directors.

     We believe that the election of our nominee to the Milacron board of directors is necessary to enhance the rapidly diminishing voice of shareholders on our board during the challenging times facing our company. We are therefore seeking your support to elect our nominee to Milacron's board who shares our concerns and will more proactively engage with management in the development of critical strategies to maximize the long-term value of our company.

     Join us in our effort to enhance the voice of shareholders on our board. Milacron, Inc.'s Annual Meeting is scheduled to take place on April 23, 2003. At that time, you will have the opportunity to help revitalize your company by electing an independent representative of shareholders to the board of directors.

     The enclosed Proxy Statement contains important information concerning the Company's Annual Meeting and our Nominee--please read it carefully.

     WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED [COLOR] PROXY CARD TODAY TO VOTE FOR THE ELECTION OF OUR NOMINEE.

                                          Thank you for your support.

                                          Sincerely,

                                          The Geier Family Shareholder Group




                                   IMPORTANT

o Please sign, date and return the enclosed [COLOR]proxy card today in the postage-paid envelope provided.

o Do not sign any proxy card that you may receive from the company, even as a protest vote against Milacron's current board and management.

     If you have any questions, or need assistance voting, please contact Georgeson Shareholder Communications Inc, the firm assisting us in the solicitation of proxies:

                               [LOGO OF Georgeson]
                            TOLL-FREE: (xxx) xxx-xxxx
                 Banks and Brokers, call collect: (xxx) xxx-xxxx

                       2003 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                 MILACRON, INC.

                                -----------------

                                 PROXY STATEMENT
                                       OF
                       THE GEIER FAMILY SHAREHOLDER GROUP

                                -----------------

To the Shareholders of Milacron, Inc.:

     This Proxy Statement and the enclosed [COLOR] proxy card relating to Milacron, Inc., a Delaware corporation (the "Company") are being furnished by the Geier Family Shareholder Group. This shareholder group consists of Albert C. Turner, Mary Alice Geier Turner, Christine P. Geier and Charles F. C. Turner. As further described below, each member of the Geier Family Shareholder Group is a descendent or related by marriage to Fred A. Geier, one of the founders of the Milacron in 1884, and the late James A.D. Geier, a former chairman of the board and chief executive officer of the Company. Mr. Charles Turner is currently a director of the Company. Hereafter, we will refer to the Geier Family Shareholder Group as the "Shareholder Group".

     Although the members of the Shareholder Group are part of an extended family that has owned a substantial equity stake in the Company for generations, there has not previously existed an agreement among any of the family members regarding the voting, purchasing or disposition of shares of its stock. Recently, the members of the Shareholder Group determined it to be in the shareholders interests to seek the election of an independent nominee to the Company's board.

     The enclosed materials are being sent to holders of common stock, par value $1.00 per share ("Common Stock"), and of 4% Cumulative Preferred Stock, par value $100.00 per share ("Preferred Stock"), of the Company in connection with the solicitation of proxies for use at the Annual Meeting of the Company's Shareholders and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at 9:00 a.m. EDT on Wednesday, April 23, 2003 at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, 45202.

     Among other matters, at the Annual Meeting, three persons will be elected to the Company's Board of Directors (the "Board")to hold office for a three year term. In opposition to the solicitation of proxies by the Company, the Shareholder Group is soliciting proxies to support the election of one nominee (the "Nominee") who, if elected, will act in the best interests of all of the Company's shareholders.

     Our nominee is JEROME ("JERRY") L. FEDDERS, a member of the Company's senior management team through 2002. Mr. Fedders' career with the Company began in 1981 and stretched over 20 years in a variety of senior management positions, including most recently as Corporate Controller from 1998 to 2002. Among several other positions, he has also served as a division manager of two separate operating divisions of the Company. Because of Mr. Fedders' extensive knowledge of the Company and its financial affairs, we feel that he is uniquely qualified to work with the board of directors and management of the Company for the benefit of its shareholders.

     The Shareholder Group believes that if elected, Mr. Fedders will support the Shareholder Group's efforts by working with the board of directors and existing management of the Company to more affirmatively develop a strategic plan to address the competitive and financial challenges facing the Company in the near and long term. By doing so, we believe we can maximize shareholder value for all shareholders. If elected, Mr. Fedders will be subject to a fiduciary duty to act in the best interests of all of the Company's shareholders. There can be no assurance that if Mr. Fedders is elected the Company's share value will be increased.

             WHY YOU SHOULD VOTE FOR THE SHAREHOLDER GROUP'S NOMINEE

     The Company's performance has fallen short of expectations in recent years. There appear to be three principal factors contributing to the performance shortfall. First, the Company's acquisition strategy has failed to meet expectations. The Company is still burdened with the significant debt it incurred to complete these acquisitions. Second, the Company has struggled to meet the new competitive challenges facing the industry. Third, the Company has been suffering through an extended economic downturn which has significantly reduced demand for capital goods, including demand for the Company's products. The economic downturn, coupled with the competitive challenges facing the Company, will require critical strategic decisions to be made in the next several quarters.

     In addition to these operating challenges, the Company has reached a critical stage with respect to its debt burden that it incurred as part of its acquisition strategy. The Company has: (i) $83 million remaining due on its revolving credit and accounts receivable liquidity facilities; (ii) $115 million in public debt maturing in March 2004; and (iii) another approximately $118 million of public debt maturing in April 2005. Though, as of December 31, 2002 the Company had approximately $122 million in cash, we believe much of this cash will be necessary to sustain the Company during the continuing economic downturn, for the announced $25 million post-closing adjustments on the recent sale of certain business units, and for the repayment of credit facilities as they become due.

     Until recently, the Company has dealt with the burdens of an over-leveraged business through the sale of business units. This has resulted in a substantial contraction of the Company.

     We have genuine and rapidly growing concerns that the Board of Directors and existing management have not been moving aggressively enough to develop a strategic plan to address the competitive and financial challenges the company faces in the near and long term.

     NOTWITHSTANDING OUR CONCERNS, OUR EFFORT TO ELECT MR. FEDDERS TO THE BOARD OF DIRECTORS IS NOT MEANT AS AN ATTACK ON THE BOARD OR MANAGEMENT. WE ARE NOT ATTEMPTING TO TAKE CONTROL OF THE COMPANY OR THE BOARD. WE SEEK TO BRING ANOTHER QUALIFIED VOICE TO THE BOARD OF DIRECTORS WHO CAN BRING A NEW PERSPECTIVE TO THE BOARD AS IT DEVELOPS AND REFINES THE STRATEGY TO MEET THESE CHALLENGES. WITH OVER TWENTY YEARS OF EXPERIENCE AT THE COMPANY, MR. FEDDERS IS UNIQUELY QUALIFIED TO CONTRIBUTE TO THIS EFFORT.

     YOU WILL OBSERVE FROM OUR PROXY CARD THAT WE ARE OTHERWISE SUPPORTING THE COMPANY'S PROXY SOLICITATION EFFORT. WE SUPPORT THE RE-ELECTION OF MR. BROWN AND MR. ALLEN AS DIRECTORS. WE SUPPORT THE RATIFICATION OF THE SELECTION OF ERNST & Young as the Company's auditors. Consistent with the Company's opposition, we do not intend to support the shareholder proposal submitted by [name of shareholder]. This is evidence of our commitment to work in a productive way to solve the problems facing the Company.

     YOUR VOTE IS IMPORTANT. YOU, THE COMPANY'S SHAREHOLDERS, CAN VOTE TO PROTECT YOUR INVESTMENT IN THE COMPANY, BY SIGNING, DATING AND MAILING PROMPTLY THE ENCLOSED [COLOR] PROXY CARD IN SUPPORT OF THE SHAREHOLDER GROUP'S NOMINEE.

                          VOTING AND OTHER INFORMATION
                      RELATING TO THE SUBMISSION OF PROXIES

     Shareholders of record at the close of business on February 28, 2003 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date and according to Company's proxy statement, there were outstanding 60,000 shares of Preferred Stock and 33,771,939 shares of Common Stock.

     Each share of Preferred Stock is entitled to 24 votes. The Company's Restated Certificate of Incorporation, subject to certain exceptions, provides that each share of Common Stock entitles the holder thereof to 10 votes on each matter to be considered at the meeting, except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock with respect to which there has been a change of beneficial ownership after February 1, 2000. The actual voting power of each holder of Common Stock will be based on information possessed by the Company at the time of the meeting.

     As of the Record Date, the Shareholder Group and the Nominee were the beneficial owners of an aggregate of 740,813 shares of Common Stock and 1,416 shares of Preferred Stock. Taking into account the share holding periods of the Shareholder Group and the Nominee, the Shareholder Group and the Nominee expect to have, in the aggregate, 7,368,629 votes to tender at the Annual Meeting. See "SHARES OF THE COMPANY HELD BY THE SHAREHOLDER GROUP AND NOMINEE."

     The actual voting power of the Shareholder Group will be based on information available only at the time of the meeting. Though there can be no assurance that the vote turn-out or relative voting power of shareholders will be comparable to the 2002 Annual Meeting, at the 2002 Annual Meeting (as reported in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002)there were a total of 61,357,505 votes cast at the meeting in person or by proxy. In connection with the election of directors, there were four nominees elected at the meeting. The number votes cast in favor of the four nominees ranged from 58,440,099 to 60,597,483. Each of the individuals within the Shareholder Group cast their respective votes for these four nominees.

     Proxy cards on [color]stock with a [color]stripe are being furnished to individuals with this Proxy Statement to cover shares of Common Stock with respect to which the Company's records show beneficial ownership as of February

1, 2000, or thereafter. Proxy cards on [color] stock with a [color] stripe are being furnished to participants in the Company's employee stock purchase plan. Each of these cards has at the upper center area of the signature side an indication of the total vote to which the respective individual holder is entitled.

     For purposes of exercising the pass through voting rights for participants in the Company's employee benefit plans and related IRA rollover accounts, each participant having shares of Common Stock credited to his or her account will receive a voting direction card on [color]stock with a [color] stripe to be returned to the Trustee of the benefit plan with his or her voting instructions.

     Shareholders of record and plan participants will be asked to vote by using a traditional proxy card. Instructions are set forth on the enclosed proxy card.

     Shares of Common Stock held of record in the names of banks, brokers, nominees and certain other entities are covered by proxy cards on [color] stock with a [color] stripe. A shareholder who has been a continuous beneficial owner since February 1, 2000, is entitled to ten votes for each share of Common Stock PROVIDED the certification form on the proxy card with the [color] stripe is completed. If this certification is not completed, the Company has indicated previously that a change of beneficial ownership will, for purposes of this Annual Meeting, be deemed to have occurred after February 1, 2000, with respect to all the shares of Common Stock covered thereby, so that the holder will be entitled to only one vote per share for all such shares. Shares of Common Stock held of record in the names of banks, brokers, nominees, and certain other entities can be voted only by using a traditional proxy card and may not be voted over the Internet or by telephone.

     The holders of shares of Common Stock and Preferred Stock entitling them to exercise a majority of the total voting power of the Company's stock, present in person or by proxy, at the Annual Meeting shall constitute a quorum.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it promptly in the accompanying envelope, or vote over the Internet or by telephone where available, in order that your shares may be voted at the meeting.

     This Proxy Statement and the [COLOR] proxy card are first being mailed or furnished to shareholders of the Company on or about April __, 2003.

                                    * * * * *

     THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDER GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. PROPERLY VOTING THE ENCLOSED WHITE PROXY CARD AUTOMATICALLY REVOKES ALL PRIOR PROXY CARDS PREVIOUSLY SIGNED BY YOU.

     DO NOT MAIL ANY PROXY CARD OTHER THAN THE ENCLOSED [COLOR] CARD IF YOU WISH TO VOTE FOR THE NOMINEE THE SHAREHOLDER GROUP SUPPORTS.

     EVEN IF YOU PREVIOUSLY HAVE VOTED A PROXY CARD FURNISHED TO YOU BY THE COMPANY'S CURRENT BOARD, YOU HAVE THE LEGAL RIGHT TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED [COLOR] PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING.

     HOLDERS OF RECORD OF SHARES OF COMMON STOCK AS OF FEBRUARY 28, 2003, THE RECORD DATE FOR VOTING AT THE ANNUAL MEETING, ARE URGED TO SUBMIT A [COLOR] PROXY CARD EVEN IF YOUR SHARES ARE SOLD AFTER THE RECORD DATE.

     IF YOU PURCHASED SHARES OF COMMON STOCK AFTER THE RECORD DATE AND WISH TO VOTE SUCH SHARES AT THE MEETING, YOU SHOULD OBTAIN A [COLOR] PROXY CARD FROM THE SELLER OF SUCH SHARES.

     IF YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED [COLOR] PROXY CARD TO US IN CARE OF GEORGESON SHAREHOLDER COMMUNICATIONS INC, THE FIRM ASSISTING THE SHAREHOLDER GROUP IN THE SOLICITATION OF PROXIES, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A [COLOR] PROXY CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A [COLOR] PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES. THE SHAREHOLDER GROUP URGES YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO US IN CARE OF GEORGESON AT THE ADDRESS INDICATED BELOW SO THAT WE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

     If you have any questions about executing your proxy or require assistance, please call:

                               [LOGO OF GEORGESON]
                            TOLL-FREE: (xxx) xxx-xxxx
                 Banks and Brokers, call collect: (xxx) xxx-xxxx

         SHARES OF THE COMPANY HELD BY THE SHAREHOLDER GROUP AND NOMINEE

     The following table sets forth, as of February 28, 2003, the number and percent of outstanding shares of Common Stock beneficially owned by the Shareholder Group and the Nominee:

                                            Number of Shares           Percentage of Shares
Name of Beneficial Owner                    Beneficially Owned         Beneficially Owned
-------------------------                   ----------------------     --------------------
Albert C. Turner. . . . . . .               Common        166,540               *
                                            Preferred     242                   *

Mary Alice Geier Turner . . .               Common        183,824(1)            *
                                            Preferred     411(1)                *

Christine P. Geier. . . . . .               Common        43,042(2)             *


Charles F.C. Turner . . . . .               Common        339,242(3)            *
                                            Preferred     763 (3)               *

Jerome L. Fedders (nominee) .               Common        6,165(4)              *

ABOVE PARTIES
AS A GROUP. . . . . . . . . .               COMMON        740,813               2.19%
                                            PREFERRED     1,416                 2.36%

TOTAL VOTES REPRESENTED
BY HOLDINGS . . . . . . . . .                     7,368,629 VOTES

-----------------
     *    Less than 1%

     1) Excludes 335,745 shares of Common Stock and 421 shares of Preferred Stock held in trusts pursuant to which Mrs. Turner, as co-trustee with Charles F.C. Turner, has the right to direct the vote. Includes 45,887 shares of Common Stock held in trusts pursuant to which Mrs. Turner, as trustee, has the right to direct the vote.

     2) Includes 3,100 shares held in trusts pursuant to which Mrs. Geier, as trustee, has the right to direct the vote.

     3) Includes 335,745 of Common Stock and 421 shares of Preferred Stock, held in trusts pursuant to which Mr. Turner, as co-trustee with Mary Alice Geier Turner, has the right to direct the vote. Also includes 2,000 restricted shares granted in April 2002. Excludes currently exercisable options to purchase 1,000 shares of Common Stock with an exercise price of $23.25 per share.

     4) Includes 5,000 restricted shares granted February 12, 2002 (restrictions lapse February 12, 2005) and 1,165 restricted performance shares granted February 9, 2001 (such number to be adjusted based on the performance of the Company through 2003). Excludes currently exercisable options to purchase 43,400 shares of Common Stock with exercise prices ranging from $13.00 per share to $27.91 per share.

                                    * * * * *

     Management's proxy statement is expected to set forth information as to the number and percentage of outstanding shares beneficially owned by (i) each person known by the Company to own more than 5% of the outstanding Common Stock,
(ii) each director of the Company, (iii) each of the five most highly paid executive officers of the Company, and (iv) all executive officers and directors of the Company as a group, and reference is made thereto for such information. Mr. Charles Turner is currently a director of the Company.


                            THE ANNUAL MEETING AGENDA

     According to the Company's proxy statement, the Annual Meeting is being called for the following purposes:

     1.   To elect three directors;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2003;

     3.   To vote on one shareholder proposal; and

     4. To transact such other business as may properly come before the meeting.

     If a choice has been specified by a shareholder with respect to any matter reflected on the enclosed proxy, the shares represented by such proxy will be voted or withheld from voting accordingly. If no choice is so specified, the shares will be voted FOR the election of the Nominee described herein, FOR ratification of appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2003 and AGAINST the shareholder proposal.

     Each shareholder is encourage to read the Company's proxy statement carefully to understand these proposals.

Election of Directors
---------------------

     The shares of the Common Stock and Preferred Stock vote together as a single class for the election of directors. The candidates receiving the greatest number of votes up to the number of directors to be elected will be elected. Votes withheld from the election of directors as well as broker non-votes will be counted toward the establishment of quorum, but will have no effect on the election of directors.

     Under the Company's By-laws, the Board of Directors is to consist of a number fixed by the Board, and is not to be less than nine nor more than fifteen members. Currently, the number of Board members is set at nine, divided among three classes. At the Meeting, three Directors are to be elected to hold office for a three year term.

     It is the intention of the Shareholder Group to vote the shares of Common Stock and Preferred Stock represented by the proxy, unless otherwise specified therein, for the election as director of the Nominee whose name and biography appears below. At the Annual Meeting the Shareholder Group will nominate the person whose name and biography appears below. In the event the Nominee should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Shareholder Group. The

Shareholder Group has no reason to believe that the Nominee named will be unable to serve if elected. The Nominee has consented to being named in this Proxy Statement and to serve if elected.

The Shareholder Group's Nominee
-------------------------------

     The following is the Shareholder Group's nominee:

JEROME L. FEDDERS          AGE 59

     Mr. Fedders recently completed a 21 year career at Milacron, Inc. in a variety of senior management positions. His retirement from the Company was effective in September of 2002. From 1998 through 2002 he served as the Company's Corporate Controller. From 1994 through 1998 he served as Group Controller of the Plastics Technologies Group. From 1990 to 1994 he separately served as Division Manager of two important business units of the Company - the Machine Tool Service Parts Division and the Turning Division. Mr. Fedders has also served as an Audit Manager with Ernst & Young before joining the Company.

     For additional information regarding the Nominee, see Appendix I annexed to this Proxy Statement. The information above and in Appendix I has been furnished to the Shareholder Group by the Nominee.

        THE SHAREHOLDER GROUP RECOMMENDS THAT YOU VOTE "FOR" MR. FEDDERS
                       ON THE ENCLOSED [color] PROXY CARD.

     The Nominee will not receive any compensation from the Shareholder Group for services as a director of the Company or for agreeing to stand for election as a director.

     Except as disclosed in this Proxy Statement (including the Appendices hereto), none of the Nominee, the Shareholder Group or any of their affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

     The proxy statement that the Company's Board is sending you is expected to include the nomination of three incumbent board members to be re-elected for a three year term. These three nominees include: Ronald D. Brown, current Chairman and Chief executive Officer of the Company; Darryl F. Allen, a current member of the Audit Committee; and James E. Perrella, a member of the Personnel and Compensation Committee and the Nominating and Corporate Governance Committee.

                  THE SHAREHOLDER GROUP RECOMMENDS A VOTE "FOR"
                             MR. BROWN AND MR. ALLEN
                       ON THE ENCLOSED [COLOR] PROXY CARD

Other Matters to be Considered at the Annual Meeting
----------------------------------------------------

     The proxy statement that the Company's Board is sending you is expected to include proposals regarding (i) the ratification of Ernst & Young, the Company's independent auditors for 2003, and (ii) a shareholder proposal. Though these proposals are briefly discussed below and the accompanying proxy card provides for your vote on these matters, we encourage each shareholder to read carefully the Company's proxy statement to learn about the Company's position on these matters. If no choice is specified on the [COLOR] proxy card you return, the shares will be voted FOR the ratification of appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2003 and FOR/AGAINST the shareholder proposal.

     INDEPENDENT AUDITORS. According to the Company's proxy statement, the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year 2003. Ratification of the appointment will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, voting together as a single class. Votes withheld as well as broker non-votes will be counted toward the establishment of the quorum, but will have no effect on the ratification of the appointment of the auditors.

              THE SHAREHOLDER GROUP INTENDS TO VOTE ITS SHARES FOR
             THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

     SHAREHOLDER PROPOSAL. According to the Company's proxy statement, the Company has been notified that the following shareholder of the Company intends to present the proposal set forth below for consideration at the Annual Meeting. Approval of the proposal will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, voting together as a single class. Votes withheld as well as broker non-votes will be counted toward the establishment of the quorum, but will have no effect on the approval of the proposal.

     I, [___________], of [___________________], being the owner of $2,000.00 or more of Company Stock, held over one year and to be held beyond the meeting date, present the following Proxy Proposal:

     "I propose and recommend that the Board of Directors consider reducing the base salaries of all Executive Officers and Directors, as well as discontinuing NQSO's, ISO's, Restricted Stock Awards and options or rights, etc. as stated in the 1997 Long Term Incentive Plan, including 'Separation Contracts' after termination of any existing programs for Executive Officers, and that the retirement plan for Executive Officers be the same as regular employees as stated in the Company Employee Handbook.

     This proposal is limited to Executive Management and Board of Director compensation."

            THE SHAREHOLDER GROUP DOES NOT INTEND TO VOTE ITS SHARES
                          FOR THIS SHAREHOLDER PROPOSAL

     OTHER MATTERS. With the exception of these matters and the election of directors, the Shareholder Group is not aware at the present time of any other matters, which are scheduled to be voted upon by shareholders at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies on the enclosed [COLOR] Proxy Card will, subject to the provisions of this paragraph, have discretionary authority to vote all shares covered by such proxies in accordance with their discretion with respect to such matter. If the Shareholder Group becomes aware within a reasonable time in advance of the Annual Meeting that the Company's management intends to present for a shareholder vote at the Annual Meeting any matters not included on the enclosed {COLOR] proxy card, the Shareholder Group intends either to refrain from voting on any such matter or to revise the [COLOR] proxy card in order to include any such additional matter thereon. The Company also will furnish shareholders with additional proxy materials describing any such additional matter. If shareholders voted or vote on the original [COLOR] proxy card which does not include such additional matters, the Shareholder Group will exercise their discretionary authority with respect to such additional matter and will advise shareholders as to how he will use such discretionary authority. If a shareholder wishes to specify the manner in which his or her shares are to be voted on any such additional matters, the shareholder will have the opportunity to vote on the revised [COLOR] proxy card. Submission of any properly executed proxy card will revoke all prior proxy cards.

                          ADDITIONAL PROXY INFORMATION

Proxy Revocation
----------------

     Whether or not you plan to attend the Annual Meeting, the Shareholder Group urges you to vote FOR the Nominee by signing, dating and returning the [COLOR] Proxy Card in the enclosed envelope. You can do this even if you have already sent a different proxy card solicited by the Company's Board. It is the last proxy that counts.

     Execution of a [COLOR] Proxy Card does not affect your right to attend the Annual Meeting and to vote in person. Any shareholder granting a proxy(including a proxy given to the Company) may revoke it at any time before it is voted by
(a) submitting a new, duly executed proxy bearing a later date, (b) attending and voting at the Annual Meeting in person, or (c) at any time before a previously executed proxy is voted, giving written notice of revocation to either the Shareholder Group, c/o Georgeson Shareholder, or the Company. Merely attending the Annual Meeting will not revoke any previous proxy which has been duly executed by you. The [COLOR] Proxy Card furnished to you by the Shareholder Group, if properly executed and delivered, will revoke all prior proxies.

     IF YOU PREVIOUSLY EXECUTED AND RETURNED A PROXY CARD TO THE COMPANY, THE SHAREHOLDER GROUP URGES YOU TO REVOKE IT BY SIGNING, DATING AND MAILING THE [COLOR] PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

Proxy Solicitation; Expenses
----------------------------

     The Shareholder Group will bear the entire expense of preparing, assembling, printing and mailing this Proxy Statement and the [COLOR] Proxy Card and the cost of soliciting proxies.

     The total cost of this proxy solicitation (including fees of attorneys and solicitors and printing expenses) is estimated to be approximately $250,000. Through April __, 2003, the Shareholder Group has incurred approximately $_____ of expenses in connection with this proxy solicitation. To the extent legally permissible, the Shareholder Group will seek reimbursement from the Company for the costs of this solicitation. The Shareholder Group does not currently intend to submit approval of such reimbursement to a vote of shareholders of the Company at a subsequent meeting unless required by law.

     In addition to this initial solicitation by mail, proxy solicitations may be made by the Shareholder Group and the Nominee, without additional compensation, except for reimbursement of reasonable out-of-pocket expenses.

Solicitations may be made by telephone, facsimile, hand delivery messenger, and personal solicitors. The Shareholder Group will pay to banks, brokers and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy materials to their principals and in obtaining authorization for execution of proxies.

     The Shareholder Group has retained Georgeson Shareholder Communications Inc. ("Georgeson") to assist in the solicitation of proxies. The Shareholder Group will pay Georgeson a fee of $40,000. The Shareholder Group has also agreed to reimburse Georgeson for its reasonable out-of-pocket expenses. Georgeson will solicit proxies from individuals, brokers, banks, nominees and other institutional holders. Approximately __ persons will be utilized by Georgeson in its solicitation efforts, which may be made by telephone, facsimile, telegram or in person.

Annual Report of the Company and Management's Proxy Statement
-------------------------------------------------------------

     An annual report to shareholders covering the Company's fiscal year ended December 31, 2002, including financial statements, is required to be furnished to shareholders by the Company. Such annual report does not form any part of the material for the solicitation of proxies by the Shareholder Group.

     It is expected that the Company's current Board will also solicit proxies for use at the Annual Meeting and will furnish a proxy statement in connection therewith. Other than Charles Turner, a member of the Shareholder Group, no member of the Shareholder Group nor any of the group's affiliates is presently an officer or director, or otherwise engaged in the management of the Company. Consequently, the Shareholder Group does not have current information concerning the Common Stock of the Company, the beneficial ownership of such stock by the principal holders thereof, other information concerning the Company's management, the procedures for submitting proposals for consideration at the next Annual Meeting of Shareholders of the Company and certain other matters regarding the Company and the Annual Meeting required by the rules of the SEC to be included in a proxy statement. Accordingly, reference is made to management's proxy statement for such information.

     The Shareholder Group does not make any representation as to the accuracy or completeness of the information contained in the Annual Report and management's proxy statement.

Shareholder Proposals For The 2004 Annual Meeting Of Shareholders
-----------------------------------------------------------------

     According to the Company's proxy statement, in order for shareholder proposals for the 2004 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy material, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to November __, 2003. If any shareholder who intends to propose any other matter to be acted upon at the 2003 Annual Meeting of Shareholders does not inform the Company of such matter by February __, 2004, the persons named as proxies for the 2004 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

                                         THE GEIER FAMILY SHAREHOLDER GROUP
April __, 2003

          IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CALL:

                               [LOGO OF GEORGESON]

                            ________________________
                              NEW YORK, NY ________
                        CALL TOLL FREE: (xxx) __________
               BANKS AND BROKERS, CALL COLLECT: (xxx) ___________

                                                                     APPENDIX I

       CERTAIN INFORMATION REGARDING THE SHAREHOLDER GROUP AND THE NOMINEE

     EACH OF THE TABLES SET FORTH BELOW SETS FORTH ALL PURCHASES AND SALES DURING THE PAST TWO YEARS OF THE COMPANY'S COMMON STOCK DEEMED TO BE BENEFICIALLY OWNED BY THE SHAREHOLDER GROUP AND ITS NOMINEE. ALL TRANSACTIONS WERE EFFECTED IN OPEN MARKET TRANSACTIONS.

1.  ALBERT C. TURNER

Age:  88
----
Address:  3312 Columbia Parkway, Cincinnati, OH  45226
--------

Biographical Information
------------------------

     Albert C. Turner is currently retired after serving 29 years as an employee of the Company. His last position with the Company was as Personnel Manager, retiring in 1976. He has served several community organizations, including Junior Achievement and the Boy Scouts of America, for which he was awarded the Silver Beaver Distinguished Service Award. Mr. Turner served as an officer in the U.S. Army during World War II and earned the Bronze Star for bravery and Purple Heart for battlefield injuries. Mr. Turner attended Kent School, Columbia University and Trinity College. He is married to Mary Alice Geier Turner and Mr. Charles Turner is his son.

     During the past two years Mr. Turner sold 15,000 shares of Common Stock as follows:

     o    100 shares at $12.50 per share on May 1, 2002
     o    1,100 shares at $13.14 per share on May 1, 2002
     o    2,000 shares at $12.85 per share on May 1, 2002
     o    2,900 shares at $12.45 per share on May 1, 2002
     o    3,900 shares at $13.00 per share on May 1, 2002
     o    1,700 shares at $9.30 per share on July 9, 2002
     o    3,300 shares at $9.10 per share on July 9, 2002

2.  MARY ALICE GEIER TURNER

Age:  83
----
Address: 3312 Columbia Parkway, Cincinnati, OH  45226
--------

Biographical Information
------------------------

     Mary Alice Geier Turner is the granddaughter of Frederick A. Geier, co-founder of the Company in 1884, and daughter of Frederick V. Geier. Mrs. Turner raised four children and contributed substantial volunteer efforts to the Cincinnati Museum of Natural History and other community organizations. Mrs. Turner graduated from Bryn Mawr College and worked for the Red Cross during World War II. She is married to Albert C. Turner. Mr. Charles F.C. Turner is her son.

     During the past two years Mrs. Turner sold 10,000 shares of Common Stock as follows:

     o    1,900 shares at $12.00 per share on May 1, 2002
     o    8,100 shares at $12.45 per share on May 1, 2002

3.  CHRISTINE P. GEIER

Age:  55
----
Address: 3018 Golden Ave., Cincinnati Ohio 45226
--------

Biographical Information
------------------------

     Christine P. Geier is the widow of James A.D. Geier, former chairman of the board and chief executive officer of the Company. Mrs. Geier attended Edgecliff College in Cincinnati and earned her bachelor's degree in sociology. Since taking up residence in Cincinnati in 1970, she has worked with a variety of non-profit and educational organizations, frequently in the areas of sociology and literacy.

     During the past two years Mrs. Geier sold 1,275 shares of Common Stock as follows:

     o    1,275 shares at $5.40 per share on December 26, 2002

4. CHARLES F. C. TURNER

Age:  42
----
Address: 1002 Richwood Circle, Cincinnati, OH 45208
--------

Biographical Information:
-------------------------

     Mr. Turner currently serves on the Board of Directors of the Company. His term expires in 2005. He is a member of the Nominating and Corporate Governance Committee and Finance Committee. Mr. Turner served the Company for more than 14 years in various capacities until his election to the Board of Directors in 2002. From 1997 to 2002 he served as Group Director of Information Technology for the Company's Plastics Technologies Group. Mr. Turner earned a B.B.A. in Finance with an Economics Certificate from the University of Cincinnati and an M.B.A. from Xavier University, Executive Program. Mr. Turner served as an enlisted soldier in the U.S. Army Special Forces and was honorably discharged in 1983. He is the son of Albert C. Turner and Mary Alice Geier Turner, a great grandson of Fred A. Geier, one of the founders of the Company, and a nephew of the late James A. D. Geier, former chairman of the board and chief executive officer of the Company.

     Management's proxy statement is expected to set forth information as to the compensation paid to the board of directors, including Mr. Turner. Reference is made thereto for such information. As described above, Mr. Tuner's employment with the Company ceased in 2002 when he was elected to the Board of Directors. In connection with his separation from the Company at that time, the Company made severance payments to Mr. Turner equal to six months salary. These payments terminated in 2002.

     During the past two years Mr. Turner sold 16,090 shares of Common Stock as follows:

     o    3,000 shares at $14.89 per share on January 11, 2002
     o    2,000 shares at $14.90 per share on January 14, 2002

     o    6,300 shares at $13.43 per share on January 23, 2002
     o    3,090 shares at $13.43 per share on January 23, 2002
     o    1,700 shares at $13.59 per share on January 23, 2002

5.  JEROME ("JERRY") L. FEDDERS  (NOMINEE)

Age:  59
----
Address:  843 Oak Canyon Drive, Loveland, Ohio  45140
--------

Biographical Information:
-------------------------

     Mr. Fedders recently completed a 21 year career at Milacron, Inc. in a variety of senior management positions. From 1998 through 2002 he served as the Company's Corporate Controller. From 1994 through 1998 he served as Group Controller of the Plastics Technologies Group. From 1990 to 1994 he separately served as Division Manager of two important business units of the Company: the Machine Tool Service Parts division and the Turning Division. Mr. Fedders has also served as an Audit Manager with Ernst & Young before joining the Company. He received his B.A. degree in accounting from Marian College, Indianapolis, Indiana.

     Effective September 30, 2002, Mr. Fedders elected to retire from the Company pursuant to its voluntary early retirement program. As part of his retirement, Mr. Fedders entered into an agreement with the Company setting forth the terms of his retirement, including a non-compete, waiver of liability and confidentiality provisions. During 2002, Mr. Fedders received compensation from the Company for his services rendered, including: $133,017, regular earnings; $3,043, vacation pay; $2,772 under the Executive Retirement Plan; $1,500 medical retirement benefit; $4,000 for a company car; $4,420, medical reimbursement; $314 supplemental insurance; and $475 in group life insurance. During January and February of 2003, Mr. Fedders received the following payments from the
Company: $29,998, bonus; $1,848, Executive Retirement Plan; $1,000, medical retirement benefit; and $490, medical reimbursements.

     Mr. Fedders has 68,400 options which were granted annually in various amounts from February, 1994 to February 2002 to purchase stock at prices ranging from $13.00 to $27.91 per share. Of the options granted 43,400 are currently exercisable.

     During the past two years Mr. Fedders sold 1,132 shares of Common Stock as follows::

     o    1,132 shares at $6.10 per share on December, 12 2002

                                      * * *

     Except as set forth in this Proxy Statement (including Appendices hereto), none of the members of the Shareholder Group, the Nominee nor any of their respective affiliates or associates, directly or indirectly:

     o beneficially owns any shares of Common Stock or Preferred Stock of the Company or any securities of any parent or subsidiary of the Company;

     o has had any relationship with the Company in any capacity other than as a shareholder;

     o has been a party to any transaction, or series of similar transactions, since January 1, 2002, nor is any currently proposed transaction known to any of them, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates or associates had, or will have, a direct or indirect material interest;

     o has entered into any agreement or understanding with any person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party;

     o has a contract, arrangement or understanding within the past year with any person with respect to the Company's securities;

     o has any agreement, arrangement or understanding with any person with respect to any future employment with the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates may be a party, except for the agreements by the Nominee to serve as directors of the Company if elected; or

     o is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding.

                               FORM OF PROXY CARD

[EXCEPT FOR DESIGNATION OF DIRECTOR NOMINEES (AND OTHER OBVIOUS DISTINCTIONS SUCH AS THE NAMED PROXY DESIGNEES AND PROXY SPONSORS) THE FORM OF PROXY CARD TO BE USED BY THE SHAREHOLDER GROUP WILL IN ALL MATERIAL RESPECTS BE THE SAME AS THE FORM OF PROXY CARD USED BY THE COMPANY.]